================================================================================
Exhibit 4(2)1

                              TXU ELECTRIC COMPANY
                   (formerly Texas Utilities Electric Company)

                                       AND

                          TXU ELECTRIC DELIVERY COMPANY

                                       TO

                              THE BANK OF NEW YORK,
                         (formerly Irving Trust Company)

                                              Trustee under the Texas Utilities
                                              Electric Company Mortgage and
                                              Deed of Trust, dated as of
                                              December 1, 1983

                              ____________________


                       Sixty-third Supplemental Indenture


                 Providing among other things for Assumption of said Mortgage and Deed of Trust by TXU Electric Delivery Company



                         Effective as of January 1, 2002

                              ____________________


================================================================================

             This Instrument Grants a Security Interest by a Utility
            This Instrument Grants After-Acquired Property Provisions

             This Instrument Grants a Security Interest by a Utility

           This Instrument Contains After-Acquired Property Provisions

                       SIXTY-THIRD SUPPLEMENTAL INDENTURE

                            ________________________

     INDENTURE, effective as of January 1, 2002, between TXU ELECTRIC COMPANY (formerly Texas Utilities Electric Company), a corporation of the State of Texas, whose address is Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201 (hereinafter sometimes called the Predecessor Company), TXU ELECTRIC DELIVERY COMPANY, a corporation of the State of Texas, whose address is 1601 Bryan Street, Dallas, Texas 75201 (hereinafter sometimes called the Successor Company), and THE BANK OF NEW YORK (formerly Irving Trust Company), a corporation of the State of New York, whose address is 101 Barclay Street, New York, New York 10286 (hereinafter sometimes called the Trustee), Trustee under the Mortgage and Deed of Trust, dated as of December 1, 1983 (hereinafter called the Original Indenture, the Original Indenture and any and all indentures and instruments supplemental thereto being hereinafter sometimes collectively called the Mortgage), which Original Indenture was executed and delivered by said Texas Utilities Electric Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is made, this Indenture (hereinafter called the Sixty-third Supplemental Indenture) being supplemental thereto;

     WHEREAS, said Original Indenture was recorded or filed as required in the State of Texas; and

     WHEREAS, the Predecessor Company executed and delivered to the Trustee the following supplemental indentures:

                        Designation                     Dated as of
                        -----------                     -----------
First Supplemental Indenture .........................  April 1, 1984
Second Supplemental Indenture ........................  September 1, 1984
Third Supplemental Indenture .........................  April 1, 1985
Fourth Supplemental Indenture ........................  August 1, 1985
Fifth Supplemental Indenture .........................  September 1, 1985
Sixth Supplemental Indenture .........................  December 1, 1985
Seventh Supplemental Indenture .......................  March 1, 1986
Eighth Supplemental Indenture ........................  May 1, 1986
Ninth Supplemental Indenture .........................  October 1, 1986
Tenth Supplemental Indenture .........................  December 1, 1986
Eleventh Supplemental Indenture ......................  December 1, 1986
Twelfth Supplemental Indenture .......................  February 1,1987
Thirteenth Supplemental Indenture ....................  March 1, 1987
Fourteenth Supplemental Indenture ....................  April 1, 1987
Fifteenth Supplemental Indenture .....................  July 1, 1987
Sixteenth Supplemental Indenture .....................  September 1, 1987

                 Designation                            Dated as of
                 -----------                            -----------
Seventeenth Supplemental Indenture....................  October 1,1987
Eighteenth Supplemental Indenture.....................  March 1, 1988
Nineteenth Supplemental Indenture.....................  May 1, 1988
Twentieth Supplemental Indenture......................  September 1, 1988
Twenty-first Supplemental Indenture...................  November 1, 1988
Twenty-second Supplemental Indenture..................  January 1, 1989
Twenty-third Supplemental Indenture...................  August 1, 1989
Twenty-fourth Supplemental Indenture..................  November 1, 1989
Twenty-fifth Supplemental Indenture...................  December 1, 1989
Twenty-sixth Supplemental Indenture...................  February 1, 1990
Twenty-seventh Supplemental Indenture.................  September 1, 1990
Twenty-eighth Supplemental Indenture..................  October 1, 1990
Twenty-ninth Supplemental Indenture...................  October 1, 1990
Thirtieth Supplemental Indenture......................  March 1, 1991
Thirty-first Supplemental Indenture...................  May 1, 1991
Thirty-second Supplemental Indenture..................  July 1, 1991
Thirty-third Supplemental Indenture...................  February 1, 1992
Thirty-fourth Supplemental Indenture..................  April 1, 1992
Thirty-fifth Supplemental Indenture...................  April 1, 1992
Thirty-sixth Supplemental Indenture...................  June 1, 1992
Thirty-seventh Supplemental Indenture.................  June 1, 1992
Thirty-eighth Supplemental Indenture..................  August 1, 1992
Thirty-ninth Supplemental Indenture...................  October 1, 1992
Fortieth Supplemental Indenture.......................  November 1, 1992
Forty-first Supplemental Indenture....................  December 1, 1992
Forty-second Supplemental Indenture...................  March 1, 1993
Forty-third Supplemental Indenture....................  April 1, 1993
Forty-fourth Supplemental Indenture...................  April 1, 1993
Forty-fifth Supplemental Indenture....................  May 1, 1993
Forty-sixth Supplemental Indenture....................  July 1, 1993
Forty-seventh Supplemental Indenture..................  October 1, 1993
Forty-eighth Supplemental Indenture...................  November 1, 1993
Forty-ninth Supplemental Indenture....................  May 1, 1994
Fiftieth Supplemental Indenture.......................  May 1, 1994
Fifty-first Supplemental Indenture....................  August 1, 1994
Fifty-second Supplemental Indenture...................  April 1, 1995
Fifty-third Supplemental Indenture....................  June 1, 1995
Fifty-fourth Supplemental Indenture...................  October 1, 1995
Fifty-fifth Supplemental Indenture....................  March 1, 1996
Fifty-sixth Supplemental Indenture....................  September 1, 1996
Fifty-seventh Supplemental Indenture..................  February 1, 1997
Fifty-eighth Supplemental Indenture...................  July 1, 1997
Fifth-ninth Supplemental Indenture....................  March 1, 1999
Sixtieth Supplemental Indenture.......................  December 1, 2000

                        Designation                    Dated as of
                        -----------                    -----------

Sixty-first Supplemental Indenture...................  February 1, 2001
Sixty-second Supplemental Indenture..................  July 1, 2001
which supplemental indentures were or are to be recorded or filed as required in the State of Texas; and

     WHEREAS, by the Original Indenture, the Predecessor Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the Lien of the Mortgage any property thereafter acquired and intended to be subject to the Lien thereof; and

     WHEREAS, in addition to the property described in the Original Indenture, the Predecessor Company has acquired certain other property, rights and interests in property; and

     WHEREAS, the Predecessor Company has heretofore issued as of December 20, 2001, in accordance with the provisions of the Original Indenture, as heretofore supplemented, the following series of First Mortgage and Collateral Trust Bonds and First Mortgage Bonds:


                                                          Principal       Principal Amount
                    Series                             Amount Issued        Outstanding
                    ------                           ---------------  --------------------
12% Series due March 1, 1985......................   $    1,000,000          None
13 5/8% Series due April 1, 2014..................      100,000,000          None
13 1/2% Series due September 1, 2014..............      150,000,000          None
12 7/8% Series due April 1, 2015..................      150,000,000          None
12% Series due August 1, 2015.....................      100,000,000          None
12% Series due September 1, 2015..................       75,000,000          None
11 1/8% Series due December 1, 2015...............      150,000,000          None
9 3/8% Series due March 1, 2016...................      200,000,000          None
9 3/4% Series due May 1, 2016.....................      200,000,000          None
Pollution Control Series C........................       70,000,000          None
Pollution Control Series D........................      200,000,000          None
9 1/2% Series due December 1, 2016................      300,000,000          None
9 1/4% Series due February 1, 2017................      250,000,000          None
Pollution Control Series E........................      100,000,000          None
10 1/2% Series due April 1, 2017..................      250,000,000          None
9 1/2% Series due July 1, 1997....................      150,000,000          None
10 1/2% Series due July 1, 2017...................      150,000,000          None
Pollution Control Series F........................       55,000,000          None
Pollution Control Series G........................       12,000,000          None
Pollution Control Series H........................      112,000,000          None
Pollution Control Series I........................      100,000,000          None
10 3/8% Series due May 1, 1998....................      150,000,000          None
11 3/8% Series due May 1, 2018....................      150,000,000          None

                                                                 Principal       Principal Amount
                    Series                                     Amount Issued        Outstanding
                    ------                                     -------------     ----------------
Secured Medium-Term Notes, Series A ........................  $  300,000,000               None
10.44% Series due November 1, 2008 .........................     150,000,000               None
Pollution Control Series J .................................     100,000,000               None
9 1/2% Series due August 1, 1999 ...........................     200,000,000               None
10% Series due August 1, 2019 ..............................     100,000,000               None
9 7/8% Series due November 1, 2019 .........................     150,000,000               None
Secured Medium-Term Notes, Series B ........................     150,000,000       $ 69,200,000
Pollution Control Series K .................................      50,000,000               None
Pollution Control Series L .................................      40,000,000               None
10 5/8% Series due September 1, 2020 .......................     250,000,000               None
Secured Medium-Term Notes, Series C ........................     150,000,000               None
8 1/4% Pollution Control Series due October 1, 2020 ........      11,000,000               None
7 7/8% Pollution Control Series due March 1, 2021 ..........     100,000,000               None
9 3/4% Series due May 1, 2021 ..............................     300,000,000               None
Pollution Control Series M due June 1, 2021 ................      86,250,000               None
Pollution Control Series N due June 1, 2021 ................      57,500,000               None
Pollution Control Series O due June 1, 2021 ................      57,500,000               None
Pollution Control Series P due June 1, 2021 ................     115,000,000               None
8 1/8% Series due February 1, 2002 .........................     150,000,000        150,000,000
8 7/8 % Series due February 1, 2022 ........................     175,000,000        112,200,000
8 1/4% Series due April 1, 2004 ............................     100,000,000        100,000,000
9% Series due April 1, 2022 ................................     100,000,000               None
6 3/4% Pollution Control Series due April 1, 2022 ..........      50,000,000               None
7 1/8% Series due June 1, 1997 .............................     150,000,000               None
8% Series due June 1, 2002 .................................     147,000,000        147,000,000
6 5/8% Pollution Control Series due June 1, 2022 ...........      33,000,000               None
6 3/8% Series due August 1, 1997 ...........................     175,000,000               None
7 3/8% Series due August 1, 2001 ...........................     150,000,000               None
8 1/2% Series due August 1, 2024 ...........................     175,000,000        115,400,000
6.70% Pollution Control Series due October 1, 2022 .........      16,935,000               None
6.55 % Pollution Control Series due October 1, 2022 ........      40,000,000               None
7 3/8% Series due November 1, 1999 .........................     100,000,000               None
8 3/4% Series due November 1, 2023 .........................     200,000,000        102,550,000
6 1/2% Pollution Control Series due December 1, 2027 .......      46,660,000               None
6 3/4% Series due March 1, 2003 ............................     200,000,000        194,475,000
7 7/8% Series due March 1, 2023 ............................     300,000,000        223,770,000
6.05% Pollution Control Series due April 1, 2025 ...........      90,000,000               None
6.10 % Pollution Control Series due April 1, 2028 ..........      50,000,000               None
5 7/8% Series due April 1, 1998 ............................     175,000,000               None
6 3/4% Series due April 1, 2003 ............................     100,000,000         95,000,000
7 7/8% Series due April 1, 2024 ............................     225,000,000        132,743,000
Pollution Control Series due June 1, 2023 ..................     115,000,000         78,987,750

                                                                 Principal       Principal Amount
                    Series                                     Amount Issued        Outstanding
                    ------                                     -------------     ----------------
5 3/4% Series due July 1, 1998 .............................  $  150,000,000               None
6 3/4% Series due July 1, 2005 .............................     100,000,000       $ 92,000,000
7 5/8% Series due July 1, 2025 .............................     250,000,000        214,750,000
5 1/2% Series due October 1, 1998 ..........................     125,000,000               None
6 1/4% Series due October 1, 2004 ..........................     125,000,000        120,595,000
7 3/8% Series due October 1, 2025 ..........................     300,000,000        178,000,000
5 1/2% Pollution Control Series due May 1, 2022 ............      50,000,000               None
5.55% Pollution Control Series due May 1, 2022 .............      75,000,000               None
5.85% Pollution Control Series due May 1, 2022 .............      33,465,000               None
Floating Rate Series due May 1, 1999 .......................     300,000,000               None
Pollution Control Series Q due May 1, 2029 .................      45,045,500               None
Pollution Control Series R due May 1, 2029 .................      45,045,500               None
0% Series due 1994 .........................................   1,013,831,000               None
Pollution Control Series S due April 1, 2030 ...............      58,270,500               None
Pollution Control Series T due April 1, 2030 ...............      18,400,000               None
Pollution Control Series U .................................     136,108,250               None
Pollution Control Series V .................................     136,108,250               None
Pollution Control Series W .................................      13,857,500               None
Pollution Control Series X .................................      21,246,250               None
Secured Medium-Term Notes, Series D ........................     201,150,000         18,000,000
Pollution Control Series Y .................................      28,819,000               None
Pollution Control Series Z .................................      66,642,500               None
Pollution Control Series AA ................................      28,750,000               None
Pollution Control Series AB ................................      28,750,000               None
Pollution Control Series AC ................................      70,397,250               None
Pollution Control Series AD ................................      57,500,000               None
Pollution Control Series AE ................................      57,500,000               None
Pollution Control Series AF ................................      36,000,750               None
Pollution Control Series AG ................................      28,801,750               None
Pollution Control Series AH ................................      66,159,500               None
Pollution Control Series AI ................................     118,507,500               None
Pollution Control Series AJ ................................      27,600,000               None
Pollution Control Series AK ................................     250,163,335               None
Floating Rate Series A due December 20, 2002 ...............     150,000,000               None
Floating Rate Series B due December 20, 2002 ...............     425,000,000               None
Collateral Series A ........................................   3,839,650,000               None
Floating Rate Series C due June 15, 2003 ...................     400,000,000        400,000,000

; and

     WHEREAS, Section 18.01 of the Original Indenture provides that, upon any transfer by the Company of all or substantially all of the Mortgaged and Pledged Property as an entirety to any corporation lawfully entitled to acquire the same (herein sometimes called a Transfer), for the execution and delivery to the Trustee by the successor corporation of an instrument in writing whereby the successor corporation shall expressly assume the due and punctual payment of the principal and interest on the bonds issued under the Mortgage according to their tenor and the due and punctual performance and observance of all covenants and conditions of the Mortgage to be kept or performed by the Company (hereinafter sometimes called an Assumption); and

     WHEREAS, Section 18.02 of the Original Indenture provides upon (i) a Transfer and (ii) upon executing with the Trustee and causing to be recorded a supplemental indenture whereby a successor corporation shall assume and agree to pay, duly and punctually, the principal of and interest on the bonds issued under the Mortgage in accordance with the provisions of said bonds and the Mortgage, and shall agree to perform and fulfill all the covenants and conditions of the Mortgage to be kept or performed by the Company, the successor corporation, to which the Company has transferred such Mortgaged and Pledged Property as an entirety, shall succeed to and be substituted for the Company with the same effect as if such successor corporation had been named therein, and such successor corporation shall have and may exercise under the Mortgage the same powers and rights as the Company; and

     WHEREAS, on or before December 31, 2001, the generation assets and certain other assets of the Predecessor Company will have been released from the Lien of the Mortgage, leaving only transmission and distribution properties of the Company as Mortgaged and Pledged Property; and

     WHEREAS, effective as of January 1, 2002 (Effective Date), the Predecessor Company will transfer substantially all of the Mortgaged and Pledged Property as an entirety to the Successor Company subject to the Lien of the Mortgage upon such terms as fully to preserve and in no respect to impair the Lien or security of the Mortgage, or any of the rights or powers of the Trustee or the bondholders thereunder, all subject to the limitations permitted by Article XVIII of the Original Indenture and set forth herein; and

     WHEREAS, notwithstanding such Transfer and Assumption, from and after the Effective Date, the Predecessor Company will remain obligated to make payments of the principal of, and premium, if any, and interest on, the bonds Outstanding on the Effective Date in accordance with their respective terms if and to the extent that the Successor Company fails to make such payments at the time and in the manner provided for in such bonds, but the Predecessor Company shall not be otherwise obligated under the Mortgage; and

     WHEREAS, the Successor Company, pursuant to appropriate resolutions of its Board of Directors, has authorized the execution of this Supplemental Indenture to provide, among other things, for the assumption of the Mortgage by the Successor Company in compliance with Article XVIII of the Original Indenture and as hereinafter set forth; and

     WHEREAS, the execution and delivery by the Predecessor Company and the Successor Company of this Sixty-third Supplemental Indenture have been duly authorized by appropriate resolutions of the Board of Directors of each such company, respectively;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH: That the Successor Company, in consideration of the premises and of Ten Dollars to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, by these presents doth as of the Effective Date grant, bargain, sell, release, convey, assign, transfer, mortgage, hypothecate, affect, pledge, set over and confirm and grant a security interest in (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture) unto The Bank of New York, Trustee under the Mortgage, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, all properties real, personal and mixed, of the kind or nature specifically mentioned in the Original Indenture, as heretofore supplemented, or of any other kind or nature acquired by the Successor Company from the Predecessor Company (except any herein or in the Original Indenture expressly excepted), including (a) those properties and franchises acquired by the Successor Company from the Predecessor Company, and improvements, extensions and additions thereto and renewals and replacements thereof, (b) the property made and used by the Successor Company as the basis under any of the provisions of the Mortgage for the authentication and delivery of additional bonds or the withdrawal of cash or the release of property, and
(c) such franchises, repairs and additional property as may be acquired, made or constructed by the Successor Company (i) to maintain, renew and preserve the franchises covered by the Mortgage, or (ii) to maintain the property mortgaged and intended to be mortgaged under the Mortgage as an operating system or systems in good repair, working order and condition, or (iii) in rebuilding or renewal of property subject to the lien of the Mortgage damaged or destroyed, or
(iv) in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, tools, implements, or furniture, or any other fixtures or personalty, subject to the lien of the Mortgage, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the property mortgaged and intended to be mortgaged under the Mortgage.

     PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder, nor is a security interest therein hereby or by the Original Indenture, as heretofore supplemented, granted or intended to be granted, and the same are hereby expressly excepted from the Lien and operation of the Original Indenture, as heretofore supplemented, and from the Lien and operation of this Sixty-third Supplemental Indenture, viz.: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereinbefore or hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or in part) any rolling stock, buses, motor coaches, automobiles or other vehicles or aircraft or boats, ships, or other vessels and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Successor Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all timber, minerals, mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands, general intangibles and choses in action, and all contracts, leases and operating agreements not specifically pledged hereunder or under the Mortgage or covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the Lien of the

Mortgage; (5) electric energy, gas, water, steam, ice, and other materials or products generated, manufactured, produced, or purchased by the Successor Company for sale, distribution or use in the ordinary course of its business;
(6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline Successor Company, up to the point of connection with any distribution system;
(7) the Successor Company's franchise to be a corporation; and (8) properties or franchises owned by the Successor Company as of the Effective Date or thereafter acquired (by purchase, consolidation, merger, donation, construction, erection or in any other way), except (a) those acquired by it from the Predecessor Company, and improvements, extensions and additions thereto and renewals and replacements thereof, (b) the property made and used by the Successor Company as the basis under any of the provisions of the Mortgage for the authentication and delivery of additional bonds or the withdrawal of cash or the release of property, and (c) such franchises, repairs and additional property as may be acquired, made or constructed by the Successor Corporation (i) to maintain, renew and preserve the franchises covered by the Mortgage, or (ii) to maintain the property mortgaged and intended to be mortgaged under the Mortgage as an operating system or systems in good repair, working order and condition, or
(iii) in rebuilding or renewal of property subject to the Lien of the Mortgage damaged or destroyed, or (iv) in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, tools, implements or furniture, or any other fixtures or personalty, subject to the Lien of the Mortgage, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the property mortgaged and intended to be mortgaged under the Mortgage; provided, however, that the property and rights expressly excepted from the Lien and operation of the Original Indenture and this Sixty-third Supplemental Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XV of the Original Indenture by reason of the occurrence of a Default.

     TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed or in which a security interest has been granted by the Successor Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture), unto The Bank of New York, Trustee, and its successors and assigns forever.

     IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Original Indenture, as heretofore supplemented, this Sixty-third Supplemental Indenture being supplemental to the Original Indenture.

     AND IT IS HEREBY COVENANTED by the Successor Company that all the terms, conditions, provisos, covenants and provisions contained in the Original Indenture, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Successor Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors as Trustee of said property, in the same manner and with the same effect as if said property had been owned by the

Successor Company at the time of the execution of the Original Indenture, and had been specifically and at length described in and conveyed to said Trustee by the Original Indenture as a part of the property therein stated to be conveyed.

     AND THIS INDENTURE FURTHER WITNESSETH:

     That in order to provide for the transfer by the Predecessor Company of substantially all of the Mortgaged and Pledged Property as an entirety to the Successor Company under the Mortgage, the Successor Company, TXU ELECTRIC DELIVERY COMPANY, does hereby covenant and agree to and with THE BANK OF NEW YORK, as Trustee under the Mortgage, and its successor or successors in trust under the Mortgage, as follows:

                                   ARTICLE I.

              PROVISIONS RELATING TO ARTICLE XVIII OF THE MORTGAGE

     SECTION 1.1 The Successor Company does as of the Effective Date hereby expressly assume and agree to (i) the due and punctual payment of the principal and interest of all bonds issued under the Mortgage according to their tenor and
(ii) the due and punctual performance and observance of all the covenants and conditions of the Mortgage to be kept or performed by the Predecessor Company; provided, however, that, notwithstanding the foregoing assumption and agreement of the Successor Company, the Predecessor Company hereby remains obligated to make payments of the principal of, and premium, if any, and interest on, the bonds Outstanding on the Effective Date in accordance with their respective terms if and to the extent that the Successor Company fails to make such payments at the time and in the manner provided for in such bonds.

     SECTION 1.2 It is hereby declared that, in accordance with the provisions of Section 18.02 of the Original Indenture, the Successor Company, having expressly assumed and agreed to (i) the due and punctual payment of the principal and interest of all bonds issued under the Mortgage according to their tenor and (ii) the due and punctual performance and observance of all the covenants and conditions of the Mortgage to be kept or performed by the Predecessor Company and upon this Sixty-third Supplemental Indenture being recorded, shall succeed to and be substituted for the Predecessor Company as of the Effective Date with the same effect as if the Successor Company had been named therein, and the Successor Company shall have and may exercise under the Mortgage the same powers and rights as the Predecessor Company.

     SECTION 1.3 It is hereby also declared that, in accordance with the provisions of Section 18.03 of the Original Indenture, the Mortgage, including this Sixty-third Supplemental Indenture, shall not become or be required to become a lien upon any of the properties or franchises now owned or hereafter acquired by the Successor Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) except (a) those acquired by the Successor Company from the Predecessor Company, and improvements, extensions and additions thereto and renewals and replacements thereof, (b) the property made and used by the Successor Company as the basis under any of the provisions of the Mortgage for the authentication and delivery of additional bonds or the withdrawal of cash or the release of property, and (c) such franchises, repairs and additional property as may be acquired, made or constructed by the Successor Company (i) to maintain, renew and preserve the franchises covered by the Mortgage, or (ii) to maintain the property mortgaged and intended to be mortgaged under the Mortgage as an operating system or systems in good repair, working order and condition, or
(iii) in rebuilding or renewal of property subject to the lien of the Mortgage damaged or destroyed, or (iv) in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, tools, implements or furniture, or any other fixtures or personalty, subject to the lien of the Mortgage, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the property mortgaged and intended to be mortgaged under the Mortgage.

     The Mortgage, including this Sixty-third Supplemental Indenture, by reason of the after acquired property clauses or similar provisions contained in the Mortgage shall not extend, after the Effective Date, to any of the properties or franchises owned by the Successor Company immediately prior to the Effective Date, unless the Successor Company thereafter expressly mortgages or pledges such properties or franchises under the Mortgage.

     The lien of the Mortgage shall not extend to any properties or franchises, now owned or hereafter acquired, of the type or nature excepted from the lien of the Mortgage unless the Successor Company hereafter expressly mortgages or pledges such properties or franchises under the Mortgage, and except for property or franchises of the type or nature referred to in clauses (a), (b) and/or (c) of Section 1.3 hereof.

     The lien of the Mortgage shall not extend to any property or franchises heretofore or hereafter released from the lien of the Mortgage pursuant to the provisions of the Mortgage unless the Successor Company hereafter expressly mortgages or pledges such property or franchises under the Mortgage, except for any interest in any such property or franchises re-acquired by the Predecessor Company subsequent to any such release and owned by the Predecessor Company on the Effective Date, except for property or franchises of the type or nature referred to in clauses (a), (b) and/or (c) of Section 1.3 hereof, and except for any interest in any such property or franchises re-acquired by the Successor Company subsequent to any such release.

                                  ARTICLE II.

                            MISCELLANEOUS PROVISIONS

     SECTION 2.1 Subject to the amendments provided for in this Sixty-third Supplemental Indenture, the terms defined in the Original Indenture, as heretofore supplemented, shall for all purposes of this Sixty-third Supplemental Indenture have the meanings specified in the Original Indenture, as heretofore supplemented.

     SECTION 2.2 The Trustee hereby accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Original Indenture, as heretofore supplemented, set forth and upon the following terms and conditions:

     The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixty-third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Predecessor Company and the Successor Company solely. In general, each and every term and condition contained in Article XIX of the Original Indenture shall apply to and form part of this Sixty-third Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Sixty-third Supplemental Indenture.

     SECTION 2.3 Whenever in this Sixty-third Supplemental Indenture any one of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVIII and XIX of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Sixty-third Supplemental Indenture contained, by or on behalf of the Predecessor Company or the Successor Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

     SECTION 2.4 Nothing in this Sixty-third Supplemental Indenture expressed or implied, is intended, or shall be construed, confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Sixty-third Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Sixty-third Supplemental Indenture contained, by or on behalf of the Predecessor Company and the Successor Company, shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Mortgage.

     SECTION 2.5 This Sixty-third Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, TXU ELECTRIC COMPANY has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its Chairman of the Board and Chief Executive, President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, TXU ELECTRIC DELIVERY COMPANY has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its Chairman of the Board and Chief Executive, President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and THE BANK OF NEW YORK has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be attested by one of its Vice Presidents, Assistant Vice Presidents, Assistant Secretaries or Assistant Treasurers, all as of the day and year first above written.

                                                     TXU ELECTRIC COMPANY


                                                     By /s/ Kirk R. Oliver
                                                        ------------------------
                                                            Kirk R. Oliver
                                                            Vice President

Attest:


/s/ John Stephens, Jr.
--------------------------------------
 John Stephens, Jr.
 Assistant Secretary

Executed, sealed and delivered by
TXU ELECTRIC COMPANY
in the presence of:

/s/ Christine E. Larkin
--------------------------------------


/s/ Diane A. Stem
--------------------------------------

                                           TXU ELECTRIC DELIVERY COMPANY

                                           By /s/ Kirk R. Oliver
                                              ----------------------------------
                                                  Kirk R. Oliver
                                                  Vice President

Attest:


/s/ John Stephens, Jr.
--------------------------------------
 John Stephens, Jr.
 Assistant Secretary

Executed, sealed and delivered by
TXU ELECTRIC DELIVERY COMPANY
in the presence of:




/s/ Christine E. Larkin
--------------------------------------



/s/ Diane A. Stem
--------------------------------------

                                                     THE BANK OF NEW YORK,
                                                     Trustee

                                                     By /s/Remo J. Reale
                                                        ------------------------
                                                        Remo J. Reale
                                                        Vice President

Attest:

/s/ Mary LaGumina
---------------------------
Mary LaGumina
Vice President

Executed, sealed and delivered by
THE BANK OF NEW YORK
in the presence of:



/s/ Tara Hanley
---------------------------



/s/ Maria Acosta
---------------------------

STATE OF TEXAS       )
                     ) SS.:
COUNTY OF DALLAS     )

     Before me, a Notary Public in and for said State, on this day personally appeared Kirk R. Oliver, known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be a Vice President of TXU ELECTRIC COMPANY, a Texas corporation, and acknowledged to me that said person executed said instrument for the purposes and consideration therein expressed, and as the act of said corporation.

     Given under my hand and seal of office this 21st day of December, 2001.
                                                 --

                                      /s/ Julia Laxson
                                      -----------------------------------
                                      JULIA LAXSON
                                      Notary Public, State of Texas
                                      My Commission Expires February 26, 2005

STATE OF TEXAS    )
                  ) SS.:
COUNTY OF DALLAS  )

     Before me, a Notary Public in and for said State, on this day personally appeared Kirk R. Oliver, known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be a Vice President of TXU ELECTRIC DELIVERY COMPANY, a Texas corporation, and acknowledged to me that said person executed said instrument for the purposes and consideration therein expressed, and as the act of said corporation.

     Given under my hand and seal of office this 21st day of December, 2001.
                                                 --

                                   /s/ Julia Laxson
                                   -----------------------------------
                                   JULIA LAXSON
                                   Notary Public, State of Texas
                                   My Commission Expires February 26, 2005

STATE OF NEW YORK    )
                     ) SS.:
COUNTY OF NEW YORK   )

     Before me, a Notary Public in and for said State, on this day personally appeared REMO J. REALE, known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be a Vice President of THE BANK OF NEW YORK, a New York corporation, and acknowledged to me that said person executed said instrument for the purposes and consideration therein expressed, and as the act of said corporation.

     Given under my hand and seal of office this 21/st/ day of December, 2001.

                                   /s/ William J. Cassels
                                   --------------------------------------------
                                   WILLIAM J. CASSELS
                                   Notary Public, State of New York
                                   No. 01CA5027729
                                   Qualified in Bronx County
                                   Commission Expires May 16, 2002

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